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                                                                    EXHIBIT 23.4


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement of Budget Group, Inc. (formerly known as Team Rental Group, Inc.) on Form S-8 of our reports dated April 12, 1996 appearing in Budget Group, Inc's current report on Form 8-K dated December 1, 1997, as amended, and appearing in the Annual Report on Form 10-K of Budget Group, Inc. for the year ended December 31, 1996.


/s/ Deloitte & Touche
DELOITTE & TOUCHE LLP
Indianapolis, Indiana
February 26, 1998